EXHIBIT 24.1

                               BILLSERV.COM, INC.

                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS: That each person whose signature appears below has made, constituted and appointed, and by this instrument does make, constitute and appoint Marshall N. Millard, Timothy N. Tuggey or Morris E. White III, his or her true and lawful attorney, with full power of substitution and resubstitution, to affix for him or her and in his or her name, place and stead, as attorney-in-fact, his or her signature as director (including as a member of any committee of the board of directors) or officer, or both, of billserv.com, Inc., a Nevada corporation (the "Company"), Form S-8 Registration Statement ("Registration Statement") and any other form that may be used from time to time, with respect to the issuance and sale of its Common Stock and other securities pursuant to the billserv.com, Inc. Employee Stock Purchase Plan (the "Plan") and to any and all amendments, post-effective amendments and exhibits to such Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as they might or could do if personally present, and hereby ratifying and confirming all that each of such attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed this 14th day of February, 2000.



                 /s/ MICHAEL R. LONG
                     Michael R. Long

                 /s/ LOUIS A. HOCH
                     Louis A. Hoch

                 /s/ DAVID S. JONES
                     David S. Jones

                 /s/ LORI TURNER
                     Lori Turner

                 /s/ MARSHALL MILLARD
                     Marshall Millard

                 /s/ E. SCOTT CRIST
                     E. Scott Crist

                 /s/ ROGER R. HEMMINGHAUS
                     Roger R. Hemminghaus

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